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                            Fredrikson & Byron, P.A.
                            1100 International Centre
                             900 Second Avenue South
                          Minneapolis, Minnesota 55402
                             Telephone: 612-347-7000
                                Fax: 612-347-7077

                                                                     EXHIBIT 5.1

                                  July 12, 2001

Medwave, Inc.
4382 Round Lake Road W.
Arden Hills, Minnesota  55112-3923

Ladies/Gentlemen:

         We are acting as corporate counsel to Medwave, Inc. (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended (the "Act") of 1,348,890 shares of Common Stock (the "Shares") currently owned by selling shareholders of the Company and 1,416,903 shares of Common Stock (the "Warrant Shares") to be acquired by selling shareholders upon the exercise of certain stock purchase warrants (the "Warrants").

         In acting as such counsel for the purpose of rendering this opinion, we have reviewed copies of the following, as presented to us by the Company:

         1.       The Company's Articles of Incorporation, as amended.

         2.       The Company's Bylaws.

         3. Certain corporate resolutions of the Company's Board of Directors pertaining to the issuance by the Company of the Shares and the Warrants.

         4.       The Registration Statement.

         Based on, and subject to, the foregoing and upon representations and information provided by the Company or its officers or directors, it is our opinion as of this date that:

         1. The Company's Articles of Incorporation validly authorize the Shares registered pursuant to the Registration Statement.


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         2.       The Shares to be sold by the selling shareholders named in the
                  Registration Statement are validly issued and outstanding, fully paid and nonassessable.

         3. Upon exercise or conversion in accordance with the terms and conditions of the Warrants, the Warrant Shares to be sold by the selling shareholders named in the Registration Statement will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                                   Very truly yours,

                                                   FREDRIKSON & BYRON, P.A.



                                                   /S/ FREDRIKSON & BYRON, P.A.